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EXHIBIT 10.1

AMENDMENT TO 1998 STOCK INCENTIVE PLAN

    Pursuant to Article XIII of the 1998 Stock Incentive Plan of Midway Games Inc., Section 2 of Article XII of the Plan is hereby deleted in its entirety and replaced with the following:

      "Section 2. If the holder of an option shall voluntarily cease to be an Employee with the written consent of such holder's employer, which written consent expressly sets forth a statement to the effect that options which are exercisable on the date of such termination shall remain exercisable, or if the optionee ceases to be an Employee for reasons other than cause, such optionee may exercise his or her option to the extent exercisable at the time of such termination, at any time prior to the expiration of three months after such termination or any longer period of time after such termination as determined by such holder's employer, but not later than the date of expiration of the option as fixed at the time of issuance. Options granted under the Plan to Employees shall not be affected by any change in the position of employment so long as the holder thereof continues to be an Employee."

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AMENDMENT TO 1998 STOCK INCENTIVE PLAN